                         MED/WASTE INC. AND SUBSIDIARIES

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                   (UNAUDITED)


                                                                              THREE MONTHS ENDED JUNE 30,
                                                                            -----------------------------
                                                                                1997              1996
                                                                            -----------       -----------
Primary:

Weighted average number of common shares outstanding                          2,318,105         1,898,014

Common equivalent shares outstanding - options and warrants                   1,496,008         1,172,450

Common equivalent shares outstanding - 20% of outstanding shares               (463,818)         (379,603)
                                                                            -----------       -----------

Total common and common equivalent shares outstanding                         3,350,295         2,690,861

Net income                                                                  $   198,185       $    96,617

Interest expense                                                            $    51,067       $    31,497
                                                                            -----------       -----------

Adjusted net income                                                         $   249,252       $   128,114
                                                                            ===========       ===========

Primary earnings per share                                                  $       .07       $       .05
                                                                            ===========       ===========

Fully diluted:

Weighted average number of common shares outstanding                          2,318,105         1,898,014

Common equivalent shares outstanding - options and warrants                   1,496,008         1,172,450

Common equivalent shares outstanding - convertible debentures                   923,077                --

Common equivalent shares outstanding - 20% of outstanding shares               (463,818)         (379,603)
                                                                            -----------       -----------

Total common and common equivalent shares outstanding                         4,273,372         2,690,861

Net income                                                                  $   198,185       $    96,617

Interest expense                                                            $   101,953       $    27,644
                                                                            -----------       -----------

Adjusted net income                                                         $   300,138       $   124,261
                                                                            ===========       ===========

Fully diluted earnings per share                                            $       .07       $       .05
                                                                            ===========       ===========



                         MED/WASTE INC. AND SUBSIDIARIES

             EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (CONTD.)

                                   (UNAUDITED)







                                                                          SIX MONTHS ENDED JUNE 30,
                                                                        -----------------------------
                                                                           1997               1996
                                                                        -----------       -----------
Primary:

Weighted average number of common shares outstanding                      2,317,628         1,895,420

Common equivalent shares outstanding - options and warrants               1,496,008         1,172,450

Common equivalent shares outstanding - 20% of outstanding                  (463,818)         (379,603)
shares
                                                                        -----------       -----------

Total common and common equivalent shares outstanding                     3,349,818         2,688,267

Net income                                                              $   348,222       $   184,375

Interest expense                                                        $    69,403       $    62,994
                                                                        -----------       -----------

Adjusted net income                                                     $   417,625       $   247,369
                                                                        ===========       ===========

Primary earnings per share                                              $       .12       $       .09
                                                                        ===========       ===========

Fully diluted:

Weighted average number of common shares outstanding                      2,317,628         1,895,420

Common equivalent shares outstanding - options and warrants               1,496,008         1,172,450

Common equivalent shares outstanding - convertible debentures               923,077                --

Common equivalent shares outstanding - 20% of outstanding                  (463,818)         (379,603)
shares
                                                                        -----------       -----------

Total common and common equivalent shares outstanding                     4,272,895         2,688,267

Net income                                                              $   348,222       $   184,375

Interest expense                                                        $   153,905       $    55,288
                                                                        -----------       -----------

Adjusted net income                                                     $   502,127       $   239,663
                                                                        ===========       ===========

Fully diluted earnings per share                                        $       .12       $       .09
                                                                        ===========       ===========

